UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 5, 2010

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The press release dated August 5, 2010 concerning financial results of Carrizo Oil & Gas, Inc. (the “Company”) for the quarter ended June 30, 2010, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.

The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  We discuss EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended June 30, 2009 and 2010 and for the six months ended June 30, 2009 and 2010.  We believe that EBITDA, as defined, may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital.  EBITDA, as defined, is a financial measure commonly used in the oil and gas industry and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company’s profitability or liquidity.  Because EBITDA, as defined, excludes some, but not all, items that affect net income, the EBITDA presented in the press release may not be comparable to similarly titled measures of other companies.

We discuss adjusted net income excluding the non-cash after-tax items comprised of an unrealized loss on derivatives, stock-based compensation expense, an impairment of oil and gas properties, non-cash interest expense and bad debt expense on a total and a per share basis for the quarter ended June 30, 2010.  We discuss adjusted net income excluding the non-cash after-tax items comprised of an unrealized loss on derivatives, stock-based compensation expense and non-cash interest expense on a total and a per share basis for the quarter ended June 30, 2009.  We discuss adjusted net income excluding the non-cash after-tax items comprised of an unrealized gain on derivatives, stock-based compensation expense, non-cash interest expense, an impairment of oil and gas properties and bad debt expense on a total and a per share basis for the six months ended June 30, 2010.  We discuss adjusted net income excluding the non-cash after-tax items comprised of an impairment of oil and gas properties, an unrealized loss on derivatives, stock-based compensation expense, an impairment of investment, non-cash interest expense and bad debt expense on a total and a per share basis for the six months ended June 30, 2009.  We believe that this information will help investors compare results between periods and identify operating trends that would otherwise be masked by the non-cash after-tax items.  The most comparable GAAP financial measure, net income (loss), and information reconciling the GAAP and non-GAAP measures were also included in the press release.

We discuss adjusted revenues including the impact of realized hedge gains for the quarters ended June 30, 2009 and 2010 and for the six months ended June 30, 2009 and 2010.  We believe that this information will help investors understand our actual results, which are impacted by our oil and gas derivatives.  The most comparable GAAP financial measure, revenue, and information reconciling the GAAP and non-GAAP measures were also included in the press release.

None of the information furnished in Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Item 2.02 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 2.02 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 5, 2010 Announcing Financial Results for the Second Quarter 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:    Vice President,
Chief Financial Officer and Secretary

Date:  August 5, 2010

EXHIBIT INDEX

99.1	Press Release dated August 5, 2010 Announcing Financial Results for the Second Quarter 2010.